SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]    Preliminary Proxy Statement
[ X]    Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         WORLD FUEL SERVICES CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         WORLD FUEL SERVICES CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]    $500 per each party to the controversy pursuant to Exchange
        Act Rule 14a-6(i)(3).
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        1) Title of each class of securities to which transaction applies: Not Applicable
        2) Aggregate number of securities to which transaction applies: Not Applicable
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable
        4)     Proposed maximum aggregate value of transaction:  Not
               Applicable
        5)     Total fee paid:  Not Applicable

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:  Not Applicable
        2)     Form, Schedule or Registration Statement No.:  Not Applicable
        3)     Filing Party:  Not Applicable
        4)     Date Filed:  Not Applicable

                         WORLD FUEL SERVICES CORPORATION
                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                   ------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 19, 1996

                    -----------------------------------------

                             Miami Springs, Florida
                                  July 22, 1996

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), will be held on Monday, August 19, 1996, at 10:00 a.m., local time, at the Eastern Financial Federal Credit Union Auditorium, Tenth Floor, 700 South Royal Poinciana Boulevard, Miami Springs, Florida 33166, for the following purposes:

     1.     To elect nine Directors of the Company.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying proxy statement.

The Board of Directors has fixed the close of business on July 18, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

The Annual Meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the Annual Meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors.

                                         By Order of the Board of Directors

                                         WORLD FUEL SERVICES CORPORATION


                                         Ileana Garcia, Secretary

                                TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
Introduction.............................................................1

Outstanding Voting Stock.................................................2

Costs of Solicitation....................................................2

Election of Directors....................................................2

Board of Directors.......................................................5
  Compensation of Directors..............................................6

Principal Stockholders and Security
  Ownership of Management................................................6

Information Concerning Executive Officers................................9
     Reporting Requirements for
     Directors and Executive Officers...................................10

Compensation of Officers................................................11
     Summary Compensation Table.........................................11
     Stock Option Information...........................................12
     Certain Employment Agreements......................................13
     Compensation Committee Report on Executive
        Compensation....................................................14
     Compensation Committee Interlocks and Insider
        Participation...................................................16
     Stock Performance Graph............................................16

Transactions with Management and Others.................................18

Company's Relationship with Independent
     Public Accountants.................................................19

Proposals for the 1997 Annual Meeting...................................19

Other Matters...........................................................19

                                 PROXY STATEMENT

                         WORLD FUEL SERVICES CORPORATION

                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                   ------------------------------------------

ANNUAL MEETING OF SHAREHOLDERS
to be held on August 19, 1996


                                  INTRODUCTION

            This proxy statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the attached Notice of Meeting.

            This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about July 22, 1996.

            Pursuant to the By-Laws of the Company, the Board of Directors has ordered the Annual Meeting of Shareholders to be held on August 19, 1996, and has fixed the close of business on July 18, 1996, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

            Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted in the manner specified. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Returning a signed proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

            The Annual Report of the Company for the fiscal year ended March 31, 1996, including financial statements, is being mailed to each shareholder together with this Proxy Statement.

                            OUTSTANDING VOTING STOCK

            On June 28, 1996, the Company had 8,042,518 outstanding shares of common stock, par value $.01 per share (the "Common Stock"), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

            As of June 28, 1996, the nine nominees for Director of the Company beneficially owned a total of 923,470 shares of Common Stock, or approximately 11.48% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board of Directors. See "Principal Stockholders and Security Ownership of Management."

                              COSTS OF SOLICITATION

            The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or telegraphic communications with, stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

                              ELECTION OF DIRECTORS

            Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. The following table sets forth certain information with respect to each nominee for election to the Board of Directors. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.

                                                           YEAR FIRST
NAME AND POSITION                     AGE AT             BECAME DIRECTOR
WITH THE COMPANY                  MARCH 31, 1996         OF THE COMPANY
- -----------------                 --------------         --------------

Ralph R. Weiser,                       70                     1984
Chairman of the Board
of Directors

Jerrold Blair,                         58                     1985
Director and President

Ralph R. Feuerring,                    73                     1988
Director and Member
of Audit Committee

John R. Benbow,                        64                     1989
Director and Chairman
of Audit Committee and
Compensation Committee

Phillip S. Bradley,                    57                     1990
Director and President of
Advance Petroleum, Inc.

Celestin A. Durand, III,               59                     1993
Director and Member of
Compensation Committee

Myles Klein,                           57                     1995
Director and Member
of Audit Committee and
Compensation Committee

Michael J. Kasbar,                     39                     1995
Director and Senior Vice
President of the Company,
and Chief Executive Officer
of Trans-Tec Services, Inc.

Paul H. Stebbins,                      39                     1995
Director and Senior Vice
President of the Company,
and Chief Operating Officer
of Trans-Tec Services, Inc.
- -------------------------------------------------------------------------------

RALPH R. WEISER has been employed as Chairman of the Board of Directors of the Company since its organization in July 1984.

JERROLD BLAIR has served as President and a Director of the Company since January 1985.

RALPH R. FEUERRING, a Director of the Company, has served as a Director and chairman of the finance committee of American Premier, Inc., a mineral processing and refractory business, since 1991. Mr. Feuerring has also served as the President of Ferro Metal & Chemical Corp., a mineral and alloy trading company, since 1949. Between 1960 and 1991, Mr. Feuerring served as the President and Chief Executive Officer of Ralstan Trading and Development Corporation, a mineral processing company. Ralstan Trading and Development Corporation was merged into American Premier, Inc. in 1991.

JOHN R. BENBOW, a Director of the Company, has served as President of Benbow & Associates, Inc., a real estate development firm located in Coral Gables, Florida, since June 1988. From December 1986 to May 1988, he was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank located in Miami, Florida.

PHILLIP S. BRADLEY has served as a Director of the Company since 1990, and as President of Advance Petroleum, Inc. ("Advance"), a wholly-owned subsidiary of the Company, since January 1988. Mr. Bradley was a co-founder of Advance and served as Vice President from its organization in 1983 until January 1988. From 1967 to 1982, Mr. Bradley was an airline captain for Braniff International Airways and Chairman of the Braniff Airline Pilots Association.

CELESTIN A. DURAND, III, a Director of the Company, served as a vice president of Merrill Lynch Specialists, Inc., a unit of Merrill Lynch Inc., from 1989 until he retired in 1992. Merrill Lynch Specialists, Inc. makes a market in the securities of over one hundred companies listed on the New York Stock Exchange. Mr. Durand served as managing partner of Beauchamps & Co. from 1972 to 1989, when it was acquired by Merrill Lynch.

MYLES KLEIN has served as a Director of the Company since February 1995. He has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton, eventually becoming the partner in charge of the tax department for Grant Thornton's South Florida offices.

MICHAEL J. KASBAR has served as a Director and Senior Vice President of the Company since June 1995 and has served as Chairman and Chief Executive Officer of Trans-Tec Services, Inc. ("Trans-Tec Delaware"), a wholly owned subsidiary of the Company, since January 1995. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation ("Trans-Tec New York") and its affiliated companies. On January 3, 1995, Trans-Tec Delaware purchased substantially all of the assets of Trans-Tec New York and the outstanding stock of its affiliate Trans-Tec Services (U.K.) Ltd. Prior to founding Trans-Tec New York, Mr. Kasbar founded and worked for Gray Bunkering Services, Inc. from February 1983 through August 1985.

PAUL H. STEBBINS has served as a Director and Senior Vice President of the Company since June 1995 and has served as President and Chief Operating Officer of Trans-Tec Delaware since January 1995. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies. Prior to founding Trans-Tec New York, Mr. Stebbins was employed by Gray Bunkering Services, Inc. from October 1983 to September 1985 as a bunker broker.

             For a description of the principal terms of the Company's acquisition of Trans-Tec New York and the terms of the Company's employment of Messrs. Kasbar and Stebbins, refer to "Transactions with Management and Others."


                               BOARD OF DIRECTORS

             During the fiscal year ended March 31, 1996 the Company's Board of Directors held six formal meetings. The Board of Directors has two committees, the audit committee and the compensation committee. All of the Directors attended at least 75% of the meetings of the Board and of the committees on which they served.

             The audit committee ("Audit Committee") consists of John R. Benbow, Chairman, Ralph R. Feuerring and Myles Klein. The Audit Committee held three meetings during the fiscal year ended March 31, 1996. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with independent auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of, and compliance with, the Company's internal controls.

             The compensation committee ("Compensation Committee"), established by the Board of Directors in 1995, consists of John R. Benbow, Chairman, Myles Klein, and Celestin A. Durand, III. The Compensation Committee held two meetings in the fiscal year ended
                                      -5-

March 31, 1996. The Compensation Committee reviews and recommends to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company's senior executives, reviews new and existing compensation programs, reviews and makes recommendations to the Board of Directors regarding management perquisites, administers stock option and incentive compensation plans, and administers and makes recommendations to the Board of Directors regarding performance goals for executive compensation plans.

COMPENSATION OF DIRECTORS

             All Directors who are not Company employees are members of at least one Committee of the Board of Directors and receive a monthly fee of $1,667, except for the Chairman of the Audit and Compensation Committees who receives $2,292 per month. The Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

             Pursuant to the 1993 Non-Employee Directors Stock Option Plan, each Director who is not employed by the Company receives an option to purchase 2,500 shares of Common Stock each year, upon his re-election to the Board of Directors. The exercise price per share is the market price of the Common Stock on the date of the Company's annual shareholders meeting, which is the date the Director options are issued each year.

             During fiscal 1996, the Company made no other payments to Directors with respect to participation on the Board of Directors or Board Committees or with respect to special assignments. See "Compensation of Officers" and "Transactions with Management and Others."

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

             The following table sets forth, as of June 28, 1996, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, the five most highly compensated executive officers of the Company, and all nominees and executive officers of the Company as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole dispositive and voting power.

                                       AMOUNT AND NATURE          PERCENT
NAME AND ADDRESS                     OF BENEFICIAL OWNERSHIP      OF CLASS
- ----------------                     -----------------------      --------

David L. Babson & Co., Inc.            500,550  (1)                6.22%
One Memorial Drive, 11th Floor
Cambridge, MA 02142-1300

FMR Corp.                              809,346  (2)               10.06%
82 Devonshire Street
Boston, MA  02109

Jerrold Blair                          524,425  (3)                6.52%
c/o World Fuel Services Corporation
700 South Royal Poinciana Blvd.
Suite 800
Miami Springs, FL 33166

Ralph R. Weiser                        120,000                     1.49%

Ralph R. Feuerring                      19,500                         * (4)

John R. Benbow                           3,900  (5)                    * (4)

Celestin A. Durand, III                  1,875  (6)                    * (4)

Phillip S. Bradley                           0                         0

Myles Klein                              3,750  (7)                    * (4)

Michael Kasbar                         115,688  (8)                1.44%

Paul Stebbins                          134,332  (9)                1.67%

Robert S. Tocci                         13,572  (10)                   * (4)

All Executive Officers                 948,293  (11)              11.79%
and Nominees for Director
as a Group (12 persons)
- ---------------------------------------

(1)   Based on information disclosed, as of February 12, 1996, in a Schedule
      13G filed with the Securities and Exchange Commission. David L. Babson & Co., Inc. ("Babson"), its subsidiaries and companies under their control, have sole voting power with respect to 352,150 shares and sole dispositive power with respect to 500,550 shares. Babson shares voting power with respect to 148,400 shares and shares dispositive power with respect to 0 shares.

(2) Based on information disclosed, as of May 9, 1996, in a Schedule 13G filed with the Securities and Exchange Commission. FMR Corp. ("FMR"), its subsidiaries and affiliates, have sole dispositive power with respect to 809,346 shares. FMR does not have sole power to vote or direct the vote with respect to any shares. Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and affiliated with FMR, owned 803,804 of the shares. The remaining 5,542 shares are held in institutional accounts managed by Fidelity Management Trust Company, a subsidiary of FMR.

(3) Includes 5,625 shares owned solely by Mr. Blair's wife, and 4,500 shares owned solely by his children.

(4)   Indicates ownership of less than 1% of the outstanding Common Stock.

(5) Includes 3,750 shares which may be purchased by Mr. Benbow pursuant to an option which is currently exercisable.

(6) Consists of 1,875 shares which may be purchased by Mr. Durand pursuant to an option which is currently exercisable.

(7) Consists of 3,750 shares which may be purchased by Mr. Klein pursuant to an option which is currently exercisable.

(8) Includes 9,676 shares which may be purchased by Mr. Kasbar pursuant to an option which is currently exercisable.

(9) Includes 9,676 shares which may be purchased by Mr. Stebbins pursuant to an option which is currently exercisable.

(10) Consists of 13,572 shares which may be purchased by Mr. Tocci pursuant to an option which is currently exercisable.

(11) Includes 49,800 shares which may be purchased by executive officers and Directors of the Company pursuant to options granted by the Company from January 15, 1993 through May 10, 1995. These options are currently exercisable.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

             The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Mr. Weiser, Mr. Blair, Mr. Bradley, Mr. Kasbar, and Mr. Stebbins is set forth in the paragraphs following the table. The background and experience of Mr. Weiser, Mr. Blair, Mr. Bradley, Mr. Kasbar and Mr. Stebbins are described in the section captioned "Election of Directors." All executive officers serve at the discretion of the Board of Directors.

NAME AND POSITION                       AGE AT             YEAR FIRST BECAME
WITH THE COMPANY                    MARCH 31, 1996         EXECUTIVE OFFICER
- -----------------                   --------------         -----------------

Ralph R. Weiser,
Chairman of the Board                    70                     1984

Jerrold Blair, President                 58                     1985

Phillip S. Bradley,
President of Advance                     57                     1986

Robert S. Tocci
Executive Vice President                 42                     1988

Carlos A. Abaunza,                       36                     1989
Chief Financial Officer and
Treasurer

Raymond A. Rossman,                      56                     1991
President of
World Fuel Services, Inc.

Michael J. Kasbar, Senior                39                     1995
Vice President of the
Company, and Chief Executive
Officer of Trans-Tec
Services, Inc.

Paul K. Stebbins, Senior                 39                     1995
Vice President of the Company,
and Chief Operating Officer
of Trans-Tec Services, Inc.
- -------------------------------------------------------------------------------

ROBERT S. TOCCI has served as Executive Vice President since April 1995 and as Senior Vice President and Chief Financial Officer of the Company from April 1988 through April 1995. From November 1988 through May 1989, he also served as Treasurer of the Company.

CARLOS A. ABAUNZA has served as Chief Financial Officer of the Company since April 1995, as Treasurer since June 1989, and as Vice President of Finance since April 1994. From June 1988 through April 1995 he served as Controller of the Company.

RAYMOND A. ROSSMAN has served as President of World Fuel Services, Inc., a subsidiary of the Company, since February 1995. He served as Senior Vice President - International Sales and Supply of World Fuel Services, Inc., from December 1991 until February 1995. From 1983 to 1991, Mr. Rossman served as General Manager - Fuel & Energy for Pan American World Airways.


REPORTING REQUIREMENTS FOR DIRECTORS AND EXECUTIVE OFFICERS.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange, Inc., reports of ownership and changes in ownership of common stock and other equity securities of the Company. The Company believes that, during the fiscal year ended March 31, 1996, all filings required of its officers and directors were made on a timely basis, except that:
(i) one report, covering one transaction, was filed late by each of Michael Kasbar, Paul Stebbins, and Myles Klein; (ii) two reports, covering two transactions, were filed late by Jerrold Blair; and (iii) Celestin Durand omitted to include a grant of stock options in a required monthly report, but he reported the grant in his annual report at year end.

                            COMPENSATION OF OFFICERS

         The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on March 31, 1996, the chief executive officer and the five most highly compensated executive officers of the Company, for services rendered in the fiscal years ended March 31, 1996, March 31, 1995 and March 31, 1994.

SUMMARY COMPENSATION TABLE
- --------------------------
                                                                LONG-TERM
                                                                COMPENSATION
                                      ANNUAL COMPENSATION          AWARDS
                                      -------------------       ------------
NAME AND                   FISCAL                                                 ALL OTHER
PRINCIPAL POSITION          YEAR       SALARY      BONUS          OPTIONS        COMPENSATION
- ------------------         ------     --------    -------       ------------     -------------
Ralph R. Weiser,            1996      $262,000   $737,999           0           $85,400(1)
Chairman of the             1995       250,000    622,068           0                 0
Board of Directors          1994       250,000    357,621           0                 0

Jerrold Blair,              1996       262,000    737,999           0            85,400(1)
President                   1995       250,000    622,068           0                 0
                            1994       250,000    357,621           0                 0

Phillip S. Bradley,         1996       399,500     75,000           0             6,900(2)
President of                1995       400,000    100,000           0             6,900(2)
Advance                     1994       400,000    100,000           0             6,900(2)

Robert S. Tocci,            1996       187,200     25,000      37,500(3)              0
Executive Vice President    1995       145,000     20,000           0                 0
                            1994       130,000     20,000           0                 0

Michael Kasbar,             1996       163,450          0           0                 0
Chief Executive Officer     1995        39,300(4)       0      37,500(4)              0
of Trans-Tec Services,      1994             0          0           0                 0
Inc.

Paul Stebbins,              1996       163,450          0           0                 0
Chief Operating Officer     1995        39,300(4)       0      37,500(4)              0
of Trans-Tec Services,      1994             0          0           0                 0
Inc.

- ----------------------------

  (1) Represents a portion of the executive's cash compensation which has been deferred pursuant to the terms of his employment agreement. See "Certain Employment Agreements", below.
  (2) Represents premiums paid by the Company on life insurance for Mr. Bradley where the Company is not the beneficiary.
  (3) Mr. Tocci's stock options vest over a three year period commencing May 10, 1995, the date of grant. Options to purchase 7,947 shares vested in May 1996.
  (4) Messrs. Kasbar and Stebbins became executive officers of the Company in January 1995. Their stock options vest over a three year period commencing January 3, 1995, the date of grant. Options to purchase 9,676 shares vested in January 1996 for each of Messrs. Kasbar and Stebbins.

STOCK OPTION INFORMATION

         In 1986 the Company adopted an Employee Stock Option Plan (the "Plan") under the terms of which options to purchase Common Stock of the Company are awarded to employees of the Company. The purpose of the Plan is to help attract and retain superior personnel for positions of substantial responsibility with the Company and to provide an additional incentive to officers and other key employees of the Company upon whose judgment, initiative and efforts the success and development of the Company's business depend.


                        OPTION GRANTS IN LAST FISCAL YEAR

         The table below sets forth certain information pertaining to stock options granted to the named executive officers during the fiscal year ended March 31, 1996.

                                                                                    POTENTIAL REALIZED
                                                                                     VALUE AT ASSUMED
                    NUMBER OF                                                     ANNUAL RATES OF STOCK
                    SECURITIES      % OF TOTAL                                    PRICE APPRECIATION FOR
                    UNDERLYING        OPTIONS                                          OPTION TERM
                     OPTIONS        GRANTED IN     EXERCISE
NAME                 GRANTED        FISCAL YEAR     PRICE       EXPIRATION          5%           10%
- -------------------------------------------------------------------------------------------------------
Robert S. Tocci       37,500          30.80%        $12.58      May 10, 2005      $296,750    $752,045

               OPTIONS EXERCISED AND FISCAL YEAR END OPTION VALUES


               The table below sets forth certain information pertaining to stock options exercised by the named executive officers during the fiscal year ended March 31, 1996, and the options held by the named executive officers as of March 31, 1996.


                                                                                                          VALUE OF
                                                               NUMBER OF SHARES                         UNEXERCISED
                         SHARES                             UNDERLYING UNEXERCISED                      IN-THE-MONEY
                         ACQUIRED ON      VALUE               OPTIONS AT FISCAL                      OPTIONS AT FISCAL
NAME                     EXERCISE         REALIZED (1)             YEAR-END                             YEAR-END(2)
- ---------------------------------------------------------------------------------------------------------------------------
                                                        Exercisable      Unexercisable       Exercisable      Unexercisable
Ralph R. Weiser               0                0              0                  0                 0                  0

Jerrold Blair                 0                0              0                  0                 0                  0

Phillip S. Bradley       37,500           279,688             0                  0                 0                  0

Robert S. Tocci          13,125            94,141        13,572             29,553          $104,052           $130,526

Michael Kasbar                0                0          9,676             27,824            64,507            185,493

Paul Stebbins                 0                0          9,676             27,824            64,507            185,493

- -------------------------------------------------------------------

(1) The value realized upon exercise consists of the difference between (i) the closing price of the Common Stock on the New York Stock Exchange
        ("NYSE") on the date of exercise, and (ii) the option exercise price.

(2) Based on a fair market value of $17 per share for the Common Stock, as determined by using the closing price on the NYSE on March 31, 1996.


CERTAIN EMPLOYMENT AGREEMENTS

               On January 23, 1996, the Company's employment agreements with Mr. Weiser and Mr. Blair were amended to extend the expiration of the agreements from March 31, 2000 until March 31, 2001. Each agreement, as amended, provides for an annual salary of $250,000, and annual bonus equal to 5% of the pre-tax income of the Company in excess of $2,000,000.

               The employment agreements limit the amount of each executive's annual salary and bonus to the maximum amount which may be deducted under the Internal Revenue Code (currently $1,000,000 per year). In March 1996, the employment agreements were amended to provide that if in any year the cash compensation payable to Mr. Blair or Mr. Weiser exceeds the $1,000,000 limit described above, the excess will be deferred and paid to the executive in a future year when such compensation can be deducted by the Company for federal tax purposes. For the fiscal year ended March 31, 1996, the Company deferred $85,400 in compensation for each of Mr. Weiser and Mr. Blair. The deferred amounts will bear interest at the prime rate until paid to the executives.

               The employment agreements also provide that if the Company terminates the employment of the executive for reasons other than death, disability, or cause, or, if the executive terminates his employment with the Company for good reason, including under certain circumstances, a change in control of the Company, the Company will pay the executive compensation of up to three times his average salary and bonus during the five year period preceding his termination.

               The employment agreements with Messrs. Weiser and Blair provide that, upon expiration or termination of such agreements for any reason, the executive shall not solicit or transact business with the Company's suppliers, sales representatives or customers, and shall not compete with the Company, for a period of three years following the date of expiration or termination, in the states of Florida, Louisiana, Georgia, Delaware, Pennsylvania, New York, California, Virginia, New Jersey, or Maryland, or any other state where the Company collects or sells used oil, or in Singapore, Greece, South Korea, England or Costa Rica, or any airport or seaport anywhere in the world that is or has been serviced by the Company or its affiliates at any time since January 1, 1994.

               The Company employs Phillip S. Bradley, President of Advance and a Director of the Company, pursuant to an employment agreement which expires on June 30, 2000. The agreement also provides that Mr. Bradley will serve as a consultant to the Company from July 1, 2000 to June 30, 2007. Effective July 1, 1996, Mr. Bradley receives a salary of $500,000 per year. While he serves as a consultant to the Company, Mr. Bradley will receive annual consulting fees of $100,000 per year plus certain insurance benefits. The agreement prohibits Mr. Bradley from competing with the Company's aviation fuel business for a period of five years following the termination of his employment or consulting agreement for any reason.

               The principal terms of the Company's employment agreements with Michael Kasbar and Paul Stebbins are set forth in the section of this Proxy Statement titled "Transactions with Management and Others."


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               GENERAL. The Compensation Committee of the Board of Directors oversees the Company's executive compensation practices and policies. By offering competitive base salaries, performance-based bonuses, and equity interests in the Company through stock options, the Company expects to attract outstanding individuals to its key management posts. The Compensation Committee seeks to have each executive officer's compensation reflect the Company's profitability as well as the officer's responsibilities and past performance.

               BASE SALARY. The base salary offered to executive officers by the Company is competitive in relation to industry standards and corporations of comparable size and complexity. The Company has employment contracts with each of its executive officers, and these agreements provide for different levels of base compensation. The employment agreements generally extend for terms of three to five years, enabling the Company to stabilize levels of executive salaries.

               BONUS COMPENSATION. All executive officers are eligible for performance-based bonuses. The performance-based bonuses are typically determined as a percentage of the Company's pre-tax earnings in excess of predetermined goals. With respect to the Company's senior executives (including the Chairman and President), the percentage of pre-tax earnings and the predetermined goals are established within the officer's employment contract. In situations where an employment contract does not specify the bonus formula, the Chairman of the Board and the President of the Company determine the bonus.

               STOCK OPTIONS. The Company offers stock options to its executive officers in order to align the interests of the executive officers with those of the stockholders and also to encourage the executive officers to become substantial stockholders. Because stock options are awarded at market price, the value of the stock options will increase according to the increase in the Company's stock price. Therefore, the award of stock options has proven to be a very successful long-term incentive for future performance. Grants to executive officers are dependent upon many factors, including the individual's prior and expected performance, impact upon the Company, level of position and responsibility, and potential for promotion. The Company grants stock options upon favorable individual employee evaluations, which are performed periodically. In order for an executive officer to exercise the stock option, the officer must remain in the employ of the Company at the time the stock options vest, which is usually one to three years after the option is awarded.

John R. Benbow, Chairman
Myles Klein
Celestin A. Durand, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               The following persons served as members of the Compensation Committee of the Board of Directors during the year ended March 31, 1996: Ralph
R. Feuerring, John R. Benbow, and Celestin A. Durand, III. None of the members of the Compensation Committee were employees of the Company during the year ended March 31, 1996.

STOCK PERFORMANCE GRAPH

               In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's stockholders, during the five year period ended March 31, 1996, to the Russell 2000 Index, the Standard & Poor's Transportation Index, and to a group of issuers which, as of March 31, 1995, had similar market capitalizations to that of the Company.

                      Comparison of Five Year Cumulative Total Return (1)
                Among World Fuel Services Corporation, The Russell 2000 Index,
                        the Standard & Poor's Transportation Index and
                                Market Capitalization Group (2)

     $33     ---------------------------------------------------------------
      30    -      International Recovery Corp. -                            -
                                                 -------------------
D     27    -      The Russell Group Index      -                            -
                                                 -------------------
O     24    -      Similar Market Capitalization Group-                      -
L     21    -                                                                -
             -----------------------------------------------------
L     18    -        [INSERT CAMERA READY CHART                              -
             -----------------------------------------------------
A     15    -           IN PLACE OF THIS CHART]                              -
             ----------------------------------
R     12    -                                                                -
S      9    -                                                                -
       6    -                                                                -
       3    -                                                                -
             1991     1992      1993        1994         1995        1996









================================================================================
                          3/91      3/92      3/93     3/94     3/95     3/96
- --------------------------------------------------------------------------------
World Fuel Services
Corporation                100      135        61       73        95     148
- --------------------------------------------------------------------------------
The Russell 2000 Index     100      121       139      154       163     211
- --------------------------------------------------------------------------------
Standard & Poor's
Transportation Index       100      132       149      158       163     210
- --------------------------------------------------------------------------------
1995 Similar Market
Capitalization Group       100       95       114      127       109     189
================================================================================

- -----------------

(1) Assumes that the value of the investment in the Company and each index was $100 on March 31, 1991, and that all dividends are reinvested.

(2) In 1995, in lieu of using the Standard & Poor's Transportation Index, the Company compared its stock performance to a group of issuers which, as of March 31, 1995, had similar market capitalizations to that of the Company. These companies are: Dreco Energy Services, Ltd.; Ethical Holdings, Ltd; Jones Medical Industries, Inc.; Seacoast Banking Corp. of Florida; Treadco, Inc.; Pope Resources Delaware, L.P.; First Knox Banc Corp.; Boston Acoustics, Inc.; Aer Energy Resources, Inc.; and Tasty Baking Company. In future years, the Company intends to compare its stock performance to the Standard & Poor's Transportation Index instead of a group of issuers with similar market capitalizations.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

            Two of the Company's subsidiaries lease premises in New Orleans, Louisiana and Plant City, Florida from a trust established for the benefit of the children of Jerrold Blair, the President and a Director of the Company. The base annual rent under each lease is $48,120 per year, which amount will increase by 5% annually. The leases expire in August 2001. The Company has an option to purchase the properties at the current market value at any time during the lease term. For purposes of the purchase option, the market value of the land will be determined by independent appraisals to be obtained by the lessor and the Company. Management of the Company believes that the terms of the existing leases are no less favorable to the Company than those which could have been obtained in arm's length transactions.

            In January 1995, the Company and its subsidiary, Trans-Tec Delaware, acquired substantially all of the assets and assumed certain liabilities of Trans-Tec New York, and stock and assets of its affiliated companies. At that time, Michael Kasbar and Paul Stebbins were shareholders of Trans-Tec New York and its affiliated companies. Messrs. Kasbar and Stebbins are now employed by Trans- Tec Delaware, and are Directors and Executive Officers of the Company. See "Election of Directors."

            The aggregate purchase price for the Trans-Tec New York acquisition was approximately $14,511,000 (excluding acquisition costs of $321,000), paid as follows: (i) approximately $4,000,000 was paid in cash; (ii) the Company issued four promissory notes (the "Notes") to the shareholders of Trans-Tec New York, including Messrs. Kasbar and Stebbins, for an aggregate amount of $6,000,000; and (iii) the Company issued shares of its Common Stock valued at $4,511,000. As of June 28, 1996 the Company owed Mr. Stebbins and Mr. Kasbar $897,624 and $937,080, respectively, under the Notes. The Notes bear interest at nine percent per year. The Notes are payable in three equal installments of principal and interest, due on January 3 of each year starting January 3, 1996. Of the Common Stock issued by the Company in the acquisition, Mr. Kasbar received 141,413 shares and Mr. Stebbins received 136,131 shares. As a condition of the transaction, the Company also agreed to: (1) appoint Messrs. Kasbar and Stebbins to serve as Directors of the Company, and (2) appoint Messrs. Kasbar and Stebbins Senior Vice Presidents of the Company in January 1996.

            Messrs. Kasbar and Stebbins signed employment agreements with Trans-Tec Delaware under the terms of which each will be employed through 1997, at base salaries of $150,000 for 1995, $175,000 for 1996 and $200,000 for 1997.
Each is also entitled to receive an annual bonus equal to 5% of the pre-tax profits of the Company's marine fuel division in excess of $3,500,000 for 1995 and 1996, and $4,000,000 for 1997. In addition, Messrs. Kasbar and Stebbins each received an option to purchase 37,500 shares of the
                                      -18-

Company's Common Stock, at an exercise price of $10.33 per share. The employment agreements prohibit each of Messrs. Kasbar and Stebbins from competing with the Company during a period of two years following the termination of his employment (for any reason), in the areas where the Company conducts its business.


           COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

            The accounting firm selected by the Board of Directors of the Company for the fiscal year ending March 31, 1997, is Arthur Andersen LLP. This accounting firm is expected to have a representative present at the Annual Meeting. This representative will be available to answer appropriate questions and will be given an opportunity to make a statement, if he so desires.


                      PROPOSALS FOR THE 1997 ANNUAL MEETING

            In order to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting, shareholders' proposals must be received at the principal office of the Company, 700 South Royal Poinciana Blvd., Suite 800, Miami Springs, Florida 33166, Attention: Secretary, no later than March 1, 1997.


                                  OTHER MATTERS

            Management is not aware of any other matters to be presented for action at the Annual Meeting. IF, HOWEVER, ANY OTHER MATTERS COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                      PROXY

                         Annual Meeting of Shareholders
                       of WORLD FUEL SERVICES CORPORATION
                          To Be Held On August 19, 1996


     The undersigned hereby appoints Ralph R. Weiser and Jerrold Blair, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on July 18, 1996 by the undersigned at the Annual Meeting of Shareholders to be held on August 19, 1996, or any adjournment or postponement thereof.

                  (Continued and to be Signed on Reverse Side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proposal 1         Election of Directors:  [  ] FOR   [  ] WITHHOLD

                   Nominees:      Ralph R. Weiser
                                  Jerrold Blair
                                  Celestin A. Durand, III
                                  Ralph R. Feuerring
                                  John R. Benbow
                                  Phillip S. Bradley
                                  Myles Klein
                                  Michael J. Kasbar
                                  Paul H. Stebbins

Instruction:       To withhold authority to vote for an individual
                   nominee, strike a line through the nominee's name in the list above. IF AUTHORITY IS NOT SO WITHHELD,
                   THE PROXY WILL BE VOTED TO ELECT ALL NOMINEES.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE__________________DATE___________SIGNATURE________________DATE_______

NOTE: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in names of two or more persons all should sign.

                                      -20-